GERALD R. PERLSTEIN
                           Certified Public Accountant
                        1260 Beverly Glen Blvd. Suite 106
                              Los Angeles, CA 90024

                             Telephone 310-275-4550
                                Fax 310-275-4611





Board  of  Directors
The  Vermont  Witch  Hazel  Company
Toluca  Lake,  California

As the independent certified public accountant I consent to the use of my report, dated March 16, 2000, of the financial statements of the Vermont Witch Hazel Company for the six months ended January 31, 2000 and for the years ended July 31, 1999 and 1998, and to the reference of my firm under the caption
"experts", to be included in or made part of this form SB-2 registration statement.


Gerald  R,  Perlstein:/S_____________
Los  Angeles,  California
July  18,  2000